Exhibit 2.02

                                MERGER AGREEMENT

      THIS MERGER AGREEMENT (the "Agreement"), dated as of ________, 2002, among UNITED COMPANIES CORPORATION, a Nevada corporation ("Parent"), MERGER CO., a Nevada corporation and a wholly owned subsidiary of Parent ("Sub"), and AVID SPORTSWEAR & GOLF CORP., a Nevada corporation (the "Company").

      WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of the Company with and into the Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock of the Company ("Company Common Stock") will be converted into common stock of Parent ("Parent Common Stock");

      WHEREAS,   Parent,   Sub  and  the   Company   desire   to  make   certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I.
                                   THE MERGER

      SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the "NRS"), the Company shall be merged with and into the Sub at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of the Company shall cease and the Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the NRS.

      SECTION 1.2. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (as such date may be extended (the "Closing Date"), at the offices of Kirkpatrick & Lockhart LLP, 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, unless another date or place is agreed to in writing by the parties hereto.

      SECTION 1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file with the Nevada Secretary of State Articles of Merger (the "Articles of Merger")

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executed in accordance with the relevant provisions of the NRS. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Nevada Secretary of State, or at such other time Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

      SECTION 1.4.   ARTICLES OF INCORPORATION AND BYLAWS.

            (a) The Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      SECTION 1.5. DIRECTORS. The director of Sub immediately prior to the Effective Time shall be the director of the Surviving Corporation, until the earlier of his resignation or removal or until his respective successor is duly elected and qualified, as the case may be.

      SECTION 1.6. OFFICERS. The officer of the Parent shall be the officer of the Surviving Corporation, until the earlier of his resignation or removal or until his respective successor is duly elected and qualified, as the case may be.


                                   ARTICLE II.


                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATION
                            EXCHANGE OF CERTIFICATES

      SECTION 2.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock:

            (a) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock shall be converted into two hundredths (0.02) (such fraction, as it may be adjusted pursuant to the final sentence of this Section 2.1, being referred to as the "Exchange Ratio") of a fully paid and nonassessable share of Parent Common Stock. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive certificates representing the number of fully paid and nonassessable shares of Parent Common Stock into which such shares of Company Common Stock were converted at the Effective Time. Fractional shares of Parent Common Stock to be issued shall be rounded up to one (1) share of Parent Common Stock and no cash shall be paid in lieu of fractional shares of Parent Common Stock to be issued nor paid in consideration therefor upon surrender of certificates of Company Common Stock.

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

      SECTION 2.2.   EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit with Transfer Online (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1.

            (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into Parent Common Stock pursuant to
Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the shares of Parent Common Stock into which the shares of Company Common Stock represented thereby were converted at the Effective Time.

            (c)      DISTRIBUTIONS  WITH  RESPECT  TO  UNEXCHANGED   SHARES.  No
dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

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

            (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued pursuant to this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

            (e)   FRACTIONAL SHARES.

                  (i) FRACTIONAL SHARES. Fractional shares of Parent Common Stock to be issued pursuant to the Merger shall be rounded up to one (1) share of Parent Common Stock. No cash shall be paid in lieu of fractional shares.

                  (ii) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificate were converted pursuant to Section 2.1, and (ii) any unpaid dividends and distributions on such shares of Parent Common Stock, pursuant to this Agreement.


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows:

            (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a Material Adverse Effect (as defined below) on the Company. The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and Bylaws, in each case as amended to the date hereof. "Material Adverse Effect" means any


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

change or effect that is materially adverse to the business, financial condition or results of operations of either the Company and its subsidiaries or Parent and its subsidiaries, taken as a whole, as the case may be.

            (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists 150,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"). At the close of business on June 1, 2002, 147,933,309 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, and (iii) 5,000 shares of Company Preferred Stock were issued and outstanding. All outstanding shares of capital stock of the Company are issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, and except as contemplated by this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of capital stock of the Company. All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). As of the date of this Agreement, there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

            (c) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Stockholders Meeting (as defined in Section 4.1), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement and the Merger, to approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Stockholders Meeting. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

            (d) SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") between January 1, 2002 and the date of this Agreement. All reports, schedules, forms, statements and other documents -filed by the Company with the SEC between January 1, 2000 and the date of this Agreement (other than any exhibits to such reports, schedules, forms, statements and documents) are collectively referred to in this Agreement as the "Company


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

SEC Documents." As of the time each of the Company SEC Documents was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and (ii) except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in connection with the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the proxy statement relating to the adoption and approval by the Company's stockholders of this Agreement and approval by the Company's stockholders of the Merger, as amended or supplemented form time to time (the "Proxy Statement"), will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

            (f) LITIGATION. Except as disclosed in the SEC Documents, there is no suit, action or proceeding pending against or affecting the Company or any of its subsidiaries that would, individually or in the aggregate, have a material adverse effect on the Company, nor is there any judgment, decree, injunction, or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, pending investigation by any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") involving, the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company.

            (g) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the shares of Company capital stock outstanding as of the record date for the Stockholders Meeting is the only vote necessary to approve this Agreement and the transactions contemplated by this Agreement.

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

      SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Except as set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

            (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Articles of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Sub, in each case as amended to the date hereof.

            (b) CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 250,000,000 shares of Common Stock, par value per share. At the close of business on June 1, 2002, 495,867 shares of Parent Common Stock were issued and outstanding. Except as set forth above, at the close of business on June 1, 2002, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are not any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of Parent. As of the date of this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent. All of the outstanding capital stock of Parent's subsidiaries is owned by Parent, directly or indirectly, free and clear of any lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). As of the date of this Agreement, there are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

            (c) AUTHORITY; NONCONTRAVENTION. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming the due authorization, execution, and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

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

            (d) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy. Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

            (e) LITIGATION. There is no suit, action or proceeding pending, and no person has overtly-threatened in a writing delivered to Parent to commence any suit, action or proceeding, against or affecting Parent or any of its subsidiaries that would, individually or in the aggregate, have a material adverse effect on Parent, nor is there any judgment, decree, injunction, or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of Parent, pending investigation by any Governmental Entity involving, Parent or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on Parent.

            (f) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (g) PARENT COMMON STOCK. The Parent Common Stock to be issued in connection with the Merger has been duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights, and will be freely tradable except for restrictions on transfer (applicable to affiliates of the Company) required in order to preserve the reorganization accounting treatment of the Merger. Without limiting the generality of the foregoing and subject to the provisions of Rule 145 under the Securities Act, none of the shares of Parent Common Stock to be issued in connection with the Merger will constitute "restricted securities" within the meaning of Rule 144 under the Securities Act.


                                   ARTICLE IV.
                              ADDITIONAL AGREEMENTS

      SECTION 4.1. PREPARATION OF FORM S-4 AND PROXY STATEMENT; STOCKHOLDERS MEETING.

            (a)      As  soon  as   practicable   following  the  date  of  this
Agreement,  the Company and Parent shall prepare and the Company shall file with


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the SEC the Proxy  Statement  and Parent shall prepare and file with the SEC the
Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. To the extent that presenting this Agreement and the Merger to the Company's stockholders would not violate or otherwise be inconsistent with applicable law, the Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws or other applicable laws, rules or regulations in connection with the issuance of Parent Common Stock pursuant to the terms of this Agreement. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

            (b) The Company will, as soon as reasonably practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, and, to the extent that convening and holding a meeting would not violate or otherwise be inconsistent with applicable law, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving and adopting this Agreement. Except to the extent the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable law, the Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement.

      SECTION 4.2. REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger or this Agreement, use all reasonable efforts to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and this Agreement.

      SECTION 4.3. FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

      SECTION 4.4. REORGANIZATION. Each of the Company and Parent will use reasonable efforts to Cause the Merger to be accounted for as a reorganization under the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each


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

of the Company and Parent agrees that it will voluntarily take no action that would cause such accounting treatment not to be obtained.

      SECTION 4.5. TAX TREATMENT. Each of Parent and the Company shall not (before or after the Effective Time) take any action and shall not (before or after the Effective Time) fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE V.
                              CONDITIONS PRECEDENT

      SECTION 5.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of the record date for the Stockholders Meeting.

            (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued or sought by any U.S. federal or state court of competent jurisdiction or other material legal restraint or prohibition issued or promulgated by a federal or state Governmental Entity preventing the consummation of the Merger shall be in effect.

            (c) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

      SECTION 5.2.   CONDITIONS   TO   OBLIGATIONS   OF  PARENT  AND  SUB.   The
obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

            (a)      REPRESENTATIONS  AND WARRANTIES.  The  representations  and
warranties  of  the  Company  set  forth  in  this   Agreement   (excluding  any
representation or warranty that refers specifically to "the date of this Agreement," "the date hereof' or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) any inaccuracy that does not have a material adverse effect on the Company shall be disregarded, (ii) any inaccuracy that results from or relates to general business, economic or industry conditions shall be disregarded, and (ii:) any inaccuracy that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the Merger shall be disregarded).

            (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

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

      Section 5.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

            (a)      REPRESENTATIONS  AND WARRANTIES.  The  representations  and warranties of Parent and Sub set forth in this Agreement (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof' or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) any inaccuracy that does not have a material adverse effect on Parent or Sub shall be disregarded, (ii) any inaccuracy that results from or relates to general business, economic or industry conditions shall be disregarded, and (iii) any inaccuracy that results from or relates to the taking of any action contemplated or permitted or the announcement or pendency of the Merger by this Agreement shall be disregarded).

            (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.


                                   ARTICLE VI.
                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 6.1 TERMINATION. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

            (a)   by mutual written consent of Parent, Sub and the Company;

            (b)   by either Parent or the Company:

                  (i) if any temporary restraining order, preliminary or permanent injunction or other order issued or sought by any U.S. federal or state court of competent jurisdiction or other material legal, restraint or prohibition issued or promulgated by a U.S. federal or state Governmental Entity having any of the effects set forth in Section 5.1(b) shall be in effect and shall have become final and nonappealable;

                  (ii) if (A) the Stockholders Meeting (including any adjournments thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and to approve the Merger, and (B) the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Stockholders Meeting shall not have been obtained;

            (c)   by  the  Company,   upon  a  breach  of  any  representation,
warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 5.2(a) or Section 5.2(b), as the case may be, would not be satisfied as of the time of

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


such breach or as of the time such representation or warranty shall have become inaccurate; or

            (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 5.3(a) or Section 5.3(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate.

      SECTION 6.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      SECTION 6.3. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


                                  ARTICLE VII.
                               GENERAL PROVISIONS

      SECTION 7.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Effective Time. This
Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 7.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 7.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

      SECTION 7.4. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 7.5. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 7.6. SEVERABILITY. If any term or other provision of this Agreement is invalid. illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                     UNITED COMPANIES CORPORATION

                                     By:_________________________________
                                     Name:  Frank Jakovac
                                     Title: President


                                     MERGER CO.

                                     By:_________________________________
                                     Name:  Frank Jakovac
                                     Title: President


                                     AVID SPORTSWEAR & GOLF CORP.

                                     By:_________________________________
                                     Name:  Frank Jakovac
                                     Title: President











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